Exhibit 5.1

2001 ROSS AVENUE	AUSTIN
DALLAS, TEXAS	BAKU
75201-2980 214.953.6500	DALLAS DUBAI
FAX 214.953.6503	HONG KONG
HOUSTON LONDON
MOSCOW
NEW YORK
RIYADH
WASHINGTON
June 2, 2006
Crosstex Energy, L.P.
Subsidiary Guarantors Listed on Schedule A of the Form S-3
Registration Statement
2501 Cedar Springs
Suite 100
Dallas, Texas 75201
Ladies and Gentlemen:
     We have acted as counsel for Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), Crosstex Energy Services, L.P., a Delaware limited partnership (the “Operating Partnership”), Crosstex Operating GP, LLC, a Delaware limited liability company (“Operating GP”), Crosstex Energy Services GP, LLC, a Delaware limited liability company (“Services GP”), Crosstex Pipeline, LLC, a Texas limited liability company (“Crosstex Pipeline”), Crosstex Processing Services, LLC, a Delaware limited liability company (“Crosstex Processing”), Crosstex Pelican, LLC, a Delaware limited liability company (“Crosstex Pelican”), Crosstex Pipeline Partners, Ltd., a Texas limited partnership (“Pipeline Partners”), Sabine Pass Plant Facility Joint Venture, a Texas general partnership (“Sabine Pass JV”), Crosstex LIG, LLC, a Louisiana limited liability company (“Crosstex LIG”), Crosstex Tuscaloosa, LLC, a Louisiana limited liability company (“Crosstex Tuscaloosa”), Crosstex LIG Liquids, LLC, a Louisiana limited liability company (“Crosstex LIG Liquids”), Crosstex Treating Services, L.P., a Delaware limited partnership (“Crosstex Treating Services”), Crosstex Gulf Coast Marketing Ltd., a Texas limited partnership (“Crosstex Gulf Coast Marketing”), Crosstex Gulf Coast Transmission Ltd., a Texas limited partnership (“Crosstex Gulf Coast Transmission”), Crosstex CCNG Gathering, Ltd., a Texas limited partnership (“Crosstex CCNG Gathering”), Crosstex CCNG Processing, Ltd., a Texas limited partnership (“Crosstex CCNG Processing”), Crosstex CCNG Transmission, Ltd., a Texas limited partnership (“Crosstex CCNG Transmission”), Crosstex Acquisition Management, L.P., a Delaware limited partnership (“Crosstex Acquisition Management”), Crosstex Mississippi Pipeline, L.P., a Delaware limited partnership (“Crosstex Mississippi Pipeline”), Crosstex Seminole Gas, L.P., a Delaware limited partnership (“Crosstex Seminole Gas”), Crosstex Alabama Gathering System, L.P., a Delaware limited partnership (“Crosstex Alabama Gathering System”), Crosstex Mississippi Industrial Gas Sales, L.P., a Delaware limited partnership (“Crosstex Mississippi Industrial Gas Sales”), Crosstex North Texas Pipeline, L.P., a Texas limited partnership (“North Texas Pipeline”), Crosstex North Texas Gathering, L.P., a Texas limited partnership (“North Texas Gathering”), Crosstex NGL Marketing, L.P., a Texas limited partnership (“NGL Marketing”) and Crosstex NGL Pipeline, L.P., a Texas limited partnership (“NGL Pipeline,” and, together with Operating Partnership, Operating GP, Services GP, Crosstex Pipeline, Crosstex Processing, Crosstex Pelican, Pipeline Partners, Sabine Pass JV, Crosstex LIG, Crosstex Tuscaloosa, Crosstex LIG Liquids, Crosstex Treating Services, Crosstex Gulf Coast Marketing, Crosstex Gulf Coast Transmission, Crosstex CCNG Gathering, Crosstex CCNG Processing, Crosstex CCNG Transmission, Crosstex Acquisition Management, Crosstex Mississippi Pipeline, Crosstex Seminole Gas, Crosstex Alabama Gathering System, Crosstex Mississippi Industrial Gas Sales, North Texas Pipeline, North Texas Gathering and NGL Marketing, the “Subsidiary Guarantors”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by

Crosstex Energy, L.P.	- 2 -	June 2, 2006
the Partnership and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $500,000,000. Such securities include (i) common units representing limited partner interests in the Partnership (the “Common Units”); (ii) partnership securities of the Partnership (the “Partnership Securities”), (iii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and (iv) guarantees (the “Guarantees”) of such Debt Securities by one or more of the Subsidiary Guarantors. The Common Units, the Partnership Securities, the Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”
     In our capacity as your counsel in the connection referred to above, we have examined (i) the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, each as amended to date, (ii) the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership and the Certificate of Limited Partnership of the Operating Partnership, each as amended to date, (iii) the Agreement of Limited Partnership of Crosstex Energy GP, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), and the Certificate of Limited Partnership of the General Partner, each as amended to date, (iv) the Amended and Restated Limited Liability Company Agreement of Crosstex Energy GP, LLC, a Delaware limited liability company and the general partner of the General Partner, and the Certificate of Formation of Crosstex Energy GP, LLC, each as amended to date, (v) the limited liability company agreement or agreement of limited partnership, as applicable, and other governing documents of each of the Subsidiary Guarantors (vi) the forms of the Partnership’s senior and subordinated indentures filed as exhibits to the Registration Statement (collectively, the “Indentures”), (vii) partnership and limited liability company records of the Partnership, the General Partner, Crosstex Energy GP, LLC and each of the Subsidiary Guarantors, including minute books of the General Partner and Crosstex Energy GP, LLC as furnished to us by the General Partner and Crosstex Energy GP, LLC, (viii) the originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership, the General Partner, Crosstex Energy GP, LLC and each of the Subsidiary Guarantors, statutes and other instruments and documents, and (ix) the Registration Statement and the prospectus contained therein (the “Prospectus”) as a basis for the opinions hereafter expressed.
     In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, the Subsidiary Guarantors and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units; and (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

Crosstex Energy, L.P.	- 3 -	June 2, 2006
     Based upon and subject to the foregoing, we are of the opinion that:
     1. With respect to Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Common Units will be duly authorized and validly issued and will be fully paid and nonassessable.
     2. With respect to the Partnership Securities of any series, when (a) the Partnership has taken all necessary action to establish the terms of such series and to approve the issuance of such series of Partnership Securities, the terms of the offering thereof and related matters and (b) such series of Partnership Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such series of Partnership Securities will be duly authorized and validly issued and will be fully paid and nonassessable.
     3. With respect to the Debt Securities and the Guarantees to be issued under the applicable Indenture, when (a) the applicable Indenture has been duly authorized and validly executed and delivered by the Partnership, the Subsidiary Guarantors and the trustee thereunder, (b) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership and the Subsidiary Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, the Operating Partnership and the Subsidiary Guarantors upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will, when issued, constitute valid and legally binding obligations of the Partnership and the Subsidiary Guarantors, enforceable against the Partnership and the Subsidiary Guarantors in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

Crosstex Energy, L.P.	- 4 -	June 2, 2006
     The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the laws of the State of Texas, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.